NF Energy Saving Corporation Announces 2010 Annual Letter to Shareholders

SHENYANG, China, February 3, 2010-- NF Energy Saving Corporation (OTC Bulletin Board: NFEC; "NF Energy"), a Chinese leader in providing integrated energy conservation solutions, today announced the release of their annual letter to shareholders from Chairman and CEO of the Company, Mr. Gang Li.

Dear Shareholders,

Despite a difficult economic year, NF Energy Saving Corporation (NFEC) has made significant strides in executing its business strategy and reached important milestones in 2009.  In fact, 2009 was quite a time of growth and prosperity for NF Energy Saving Corporation and the China energy efficiency and savings market as a whole. I would like to detail some of our accomplishments of the past year and some of my thoughts as we enter 2010.

As you may know, back in 2005, the Chinese government in an effort to control pollution and increase energy efficiency mandated the 11th Five Year Plan, whereby municipalities and industrial companies are required and highly incentivized to invest in energy savings and emission reduction equipment. By this year, 2010, the local governments and industries will be judged on their energy savings to date and the top 10 key energy saving projects will have received combined total of approximately RMB 7 billion for their power saving efforts.  Needless to say, this mandate and monetary incentive, has greatly increased the market for energy efficient systems and consulting services in China, especially within the traditional hydro power, thermal power utility, as well as the industrial waste heat power generation, Biomass Gasification power  generation, coal bed methane (gas) power generation, construction and municipality infrastructure development type industries.

Our Company is a leading provider of power saving products and emission reduction services in China and thus is a major beneficiary of Chinese government support. The overwhelming nationwide-wide presence of outdated, heavy and highly energy inefficient infrastructure and equipment, especially with regards to the industrial transportation of liquids and gases, has created a growing market for our Company. The sales of our patent protected highly energy efficient, customized flow-control systems, which provide an energy efficient solution to this problem, has benefited greatly over recent quarters. With NFEC’s high quality products, brand recognition and growing market share, our Company’s sales have improved as we to continue to win contracts over our competition. At the end of 2009, the Company had 13 patents and 35 engineers.

In addition to our sales and production of energy saving valves, our energy efficiency and emission reduction consulting services remain in high demand, allowing us to partner with many industrial giants such as GE, Schneider Electric and Osaka Gas. In June 2009, we signed a Strategic Cooperation contract with GE Enterprise Development (Shanghai) Ltd. The partnership entailed an exchange of consulting services as well as a joint effort to actively seek out opportunities in new energy markets, including wind power and solar energy markets. We anticipate that our involvement in the GE cooperative agreement will lead to potential additional energy saving BOT projects in the year ahead.

These efforts have led us to achieve strong financial performance in 2009, in fact the strongest in our Company’s history. Our flow-control systems and equipment sales have seen healthy growth and our pipeline for 2010 looks strong. Our sales and production of energy saving flow-control system and equipment accounted for approximately 85% of revenue, while our consulting and BOT services accounted for the remaining 15%. For the nine months ended September 30, 2009, revenues were $15.20 million, up 29% from $11.76 million from the same period last year. Although our results of Q4 and full year 2009 have not been released and are currently under review, we anticipate the growth of Q4 will have a similar trend compare to Q3.

Going forward, we anticipate that due to continued Chinese government support and steady market demand for energy efficient systems and emission reduction services, we will experience sound organic growth due to a strong contract pipeline. We foresee continued expansion of the alternative energy market as credit loosens and financing becomes more available. As macroeconomic conditions continue to improve and investment opportunities arise, we look forward to exploring attractive ventures in the Chinese new energy and clean energy market.

To the extent that our “non core” business has gained critical traction in 2009, we are now poised to aggressively enter the wind power generation market, a burgeoning market in China in early 2010. Our investments will result with the launch of our new energy and clean energy facility expected to come online in April 2010.  Wind power in China is seen as the next viable alternative energy option as it is significantly more cost effective than other methods including solar. We anticipate 2010 will be crucial in its adoption and NFEC is strategically poised to benefit.

The efforts mentioned above have led NFEC to secure a dominant market position in China and as such, we believe we have developed a compelling opportunity for investors. To that extent, we have greatly increased our overall communications efforts with a particular emphasis on our Investor Relations program. We are as committed to increasing shareholder value in 2010, as we were in 2009. Our financial performance has resulted in an improved stock price in 2009, however we recognize our efforts will not stop until our true valuation is reached. In early June 2009, we retained American Capital Ventures as our Investor Relations agency of record. They have extensive ties to the broker and investor community and our quite familiar with our story.  Since that time, NFEC stock is back on the investment radar so to speak. NFEC intends on being very active this year, engaging in multi-city non deal road-shows, investor conferences and one on one meetings with investors. We are also actively pursuing opportunities to have our shares trade on a major exchange. As you can see, our investor relations efforts have become one of our top priorities.

In closing, we are confident that our company’s solid performance, gaining market share and increasing shareholder value is direct result of our quality product line, well known brand name, and our long term growth potential in the energy recovery market. Looking ahead, we believe that we will continue to see improved growth in 2010 and beyond.  Thank you for being a part of NF Energy. We look forward to a prosperous year ahead – Mr. Gang Li, Chairman and CEO.

About NF Energy Saving Corporation

Website: http://www.nfenergy.com

NF Energy Saving Corporation (OTCBB:NFEC) is a China-based provider of integrated energy conservation solutions utilizing energy-saving equipment, technical services and energy management re-engineering project operations to provide energy saving services to clients. The current revenues are primarily from its energy saving flow control products. Headquartered in Shenyang city of China, the Company currently has 220 employees and several proprietary energy saving technologies and patents.

Safe Harbor Statement

This press release contains certain statements that may include 'forward-looking statements' as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes, expects, anticipate, optimistic, intend, will" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Howard Gostfrand
American Capital Ventures
305.918.7000

info@amcapventures.com

www.amcapventures.com